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                          [LETTERHEAD OF WOODBURN & WEDGE]


                                December 13, 1996


Sierra Pacific Power Company
6100 Neil Road
P.O. Box 10100
Reno, Nevada 89520-0400

     Re: Sierra Pacific Power Company - $35,000,000 of Collateralized Debt Securities; Medium Term Notes, Series "D".

Gentlemen:

     This opinion is delivered in connection with a Registration Statement on Form S-3 (the "Registration Statement") of Sierra Pacific Power Company (the "Company") relating to the proposed issuance and sale from time to time of up to $35,000,000 of Collateralized Debt Securities (the "Debt Securities"), in one or more separate series. The Debt Securities are to be issued pursuant to a Collateral Trust Indenture dated as of June 1, 1992 (the "Indenture") between the Company and Bankers Trust Company, as Trustee (the "Indenture Trustee") and to be secured by the Company's first mortgage bonds to be issued pursuant to an Indenture of Mortgage dated as of December 1, 1940, from the Company's predecessor to the New England Trust Company and Leo W. Huegle (State Street Bank and Trust Company and Gerald R. Wheeler, respectively, by succession), as Trustees, as heretofore supplemented and modified and assumed by the Company and to be further supplemented by a Thirty-fifth Supplemental Indenture to be dated as of January 1, 1997, (collectively, the "Mortgage Indenture"). As counsel for the Company, we advise you as follows:


     We are of the opinion that the Company is a corporation duly organized and legally existing under the laws of the State of Nevada and is in good standing under said laws, and that it is legally qualified to hold property and do business under said laws.

     The Public Service Commission of Nevada issued an order on October 19, 1995, Docket No. 95-6034, authorizing the Company to enter into the Thirty-fifth Supplemental Indenture and to issue and sell the Debt Securities (the "Order"). The Company is authorized under the laws of the State of Nevada to execute the Fourth Supplemental Indenture to the Indenture and the Thirty-fifth Supplemental Indenture to the Mortgage Indenture and to issue and sell the Debt Securities upon the terms of
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Sierra Pacific Power Company
December 13, 1996
Page 2


the Order without any further authorization of any regulatory or governmental body of the State of Nevada. Insofar as the laws of the State of Nevada and the Company's properties in the State of Nevada are concerned, when the Thirty-fifth Supplemental Indenture has been so executed and has been delivered, and properly recorded and filed and when the Debt Securities have been issued and sold pursuant to the terms of the Indenture, Mortgage Indenture, the Order, the Registration Statement and the Distribution Agreement, (a) the Debt Securities will be valid, legal and binding obligations of the Company in accordance with their terms and entitled to the security and benefits of the Indenture and the Mortgage Indenture, (b) the Indenture will be a valid and binding instrument in accordance with its terms, and (c) the Mortgage Indenture will be a valid and binding instrument in accordance with its terms, except as to certain property in Nevada acquired after the filing of the Thirty-fifth Supplemental Indenture and before the filing of a supplemental indenture specifically subjecting such property to the lien of the Mortgage Indenture. However, the enforcement of rights and remedies created by the Debt Securities, the Indenture and the Mortgage Indenture will be subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights of remedies of creditors and with respect to specific performance or injunctive relief to the discretion of the court before which any proceedings therefor may be brought.

     We hereby consent:

     1. To being named in the Registration Statement and in any amendments thereto as counsel for the Company;

     2. To the statements with reference to our firm made in the Registration Statement; and

     3.   To the filing of this opinion as an exhibit to the Registration
          Statement.

                              Sincerely yours,

                              WOODBURN and WEDGE



                              By: /s/ Gordon H. DePaoli
                                  ------------------------
                                   Gordon H. DePaoli